                                                Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-107535
             8 7/8% Senior Notes due 2010 CUSIP Nos. 749564 AA 8 and U76218 AA 1
               10 7/8% Senior Subordinated Notes due 2012 CUSIP Nos. 749564 AC 4
                                                                 and U76218 AB 9

                               R.H. DONNELLEY INC.

                  PROSPECTUS SUPPLEMENT DATED DECEMBER 19, 2003
                     TO THE PROSPECTUS DATED AUGUST 1, 2003

         The selling security holders table on pages 28-47 of the prospectus, as amended, is hereby further amended to add the information regarding the following entities in the prospectus and their respective amount of 8 7/8% senior notes due 2010 and/or 10 7/8% senior subordinated notes due 2012.

                                                Senior Notes                        Senior Subordinated Notes
                                   ---------------------------------------- ------------------------------------------
                                                                               Principal Amount     Principal Amount
                                    Principal Amount      Principal Amount         of Senior            of Senior
                                     of Senior Notes       of Senior Notes    Subordinated Notes   Subordinated Notes
Name of Selling Security Holder           Owned               Offered               Owned               Offered
---------------------------------- -------------------- -------------------- -------------------- --------------------
American Investors Life            $         2,000,000  $         2,000,000  $         1,000,000  $         1,000,000
   Insurance Company..........
Amerus Life Insurance
   Company....................               1,000,000            1,000,000                   --                   --
IBM Personal Pension Plan
   Trust......................                 425,000              425,000                   --                   --